Exhibit 21.01

List of Subsidiaries of the Registrant

  1. FBR TRS Holdings, Inc. – Virginia

  2. FBR Asset Management Holdings, Inc. – Virginia

  3. FBR Capital Markets Holdings, Inc. – Delaware

  4. FBR Bancorp, Inc. – Delaware

  5. Friedman, Billings, Ramsey & Co., Inc. – Delaware

  6. Friedman, Billings, Ramsey International, Ltd. – England

  7. FBR Investment Services, Inc. – Delaware

  8. FBR Investment Management, Inc. – Delaware

  9. FBR Fund Advisers, Inc. – Delaware

10. Money Management Advisers, Inc. – Delaware

11. FBR Securitization, Inc. – Delaware

12. MHC I, Inc. – Delaware

13. FNLC Financial Services, Inc. – Delaware

14. FBR Investments, LLC – Virginia

15. First NLC Securitization, Inc. – Delaware

16. First NLC Financial Services, Inc. – Delaware

17. NLC Finance I, LLC – Delaware

18. NLC Finance II, LLC – Delaware

19. First NLC Financial Services, LLC – Florida

20. First NLC, Inc. – Minnesota

21. NLC, Inc. – Tennessee

22. FNLC Trust Investments, LLC – Delaware

23. NLC Funding I, LLC – Delaware

24. NLC Funding II, LLC – Delaware

25. FBR Trust Investments, LLC – Delaware

26. FBR NIM Investments, LLC – Delaware

27. FBRC, Ltd. – Cayman Islands

28. FBR CCP, Ltd. – Cayman Islands